                                                                      EXIHIBIT 2

                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 26th day of January, 2004, by and among Asael T. Sorensen, Jr., an individual (the "Seller"), on the one hand, and the Firebird Avrora Fund, Ltd., Firebird Republics Fund, Ltd., and Firebird Global Master Fund, Ltd. (the "Purchasers"), on the other hand.

                                    RECITALS:

         WHEREAS, the Seller, as trustee of certain brokerage accounts established through the Salt Lake City office of Morgan Stanley, holds title to one million (1,000,000) shares of Common Stock of EMPS Corporation (OTCBB
Symbol: EPSC) ("the Common Stock") currently held in Seller's name at Morgan Stanley; and

         WHEREAS, Seller desires to sell to Purchasers, and the Purchasers desire to purchase from Seller, an aggregate of one million (1,000,000) shares of the Common Stock (the "Transferred Shares") held by the Seller, upon the terms and conditions set forth herein.

                                   AGREEMENT:

         In consideration of the mutual promises contained herein, the parties hereby agree as follows:

         1. Purchase and Sale; Closing.

            a. Purchase and Sale. Subject to the terms and conditions hereinafter set forth, the Seller hereby agrees to sell, convey, transfer, and deliver to the Purchasers, and the Purchasers hereby agree to purchase from the Seller, the Transferred Shares, at the Purchase Price set forth below.

            b. Closing. The closing of the sale and purchase of the Transferred Shares described in Section 1(a) (the "Closing") shall take place at 10:00 am EST on January 26, 2004 at the offices of Coudert Brothers LLP, 1114 Avenue of the Americas, New York, New York, or at such other time and place as may be agreed by the parties.

         2. Amount, Payment and Application of Purchase Price. The total consideration and method of payment shall be as follows:

            a. Consideration. At the Closing, as total consideration for the purchase and sale of the Transferred Shares, the Purchasers shall pay to the Seller the sum of Two Million Dollars ($2,000,000), (the "Purchase Price"). The Purchase Price shall be paid at the Closing by wire transfer of immediately available funds to the Seller's trust account as set forth in Exhibit A hereto.

            b. Delivery. At the Closing, the Seller shall cause Morgan Stanley to electronically transfer the Transferred Shares, through the Depository Trust Company (the "DTC") to the brokerage accounts designated by the Purchasers as described in Exhibit B hereto.

         3. Representations and Warranties of Seller.

         Seller hereby represents and warrants to the Purchasers as follows:

            a. Ownership of Stock. Seller is the record owner of, and has good and valid title to, the Transferred Shares free and clear of any liens, claims, equities, encumbrances, security interests and restrictions of any kind and has full and complete legal right, power and authority to execute and deliver this Agreement and to duly perform its obligations hereunder.

            b. Validity. This Agreement constitutes the legal, valid and binding obligation of the Seller.

            c. Consents and Approvals. The execution and delivery of this Agreement, the consummation of the transaction contemplated hereby and the performance by Seller of the terms and conditions hereof do not (i) require the approval or consent of any governmental authority or the approval or consent of any other person; or (ii) conflict with or result in a breach or violation of any law or regulation applicable to Seller or to which Seller is bound or subject.

            d. SEC Rule 144. The Transferred Shares are being sold to the Purchasers pursuant to Rule 144(k) of the Securities Act of 1933, as amended (the "Securities Act"). On and as of the date hereof, Seller has beneficially owned the Transferred Shares for a period of not less than two years, and has at all times during such period been subject to the full risk of economic loss of such investment. Seller is not, and during the three month period preceding the date hereof has not been, an "affiliate" (as such term is defined in Rule 144(a)(1) of the Securities Act) of EMPS Corporation. None of the Transferred Shares bear any restrictive legend whatsoever.

            e. No Broker. The Seller has not committed any act or omission which would give rise to any claim against any party hereto for a brokerage commission, finder's fee, or other like payment in connection with the transaction contemplated hereby.

         4. Representations and Warranties of Purchasers.

         Purchasers hereby represent and warrant to the Seller as follows:

            a. No Broker. Purchasers have not committed any act or omission which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

            b. Validity. This Agreement constitutes the legal, valid and binding obligation of the Purchasers.

         5. Termination.

         If the Closing has not occurred on or before February 28, 2004, this Agreement may be terminated at any time by any Purchaser or the Seller, respectively, by notice to the other parties hereto, in which case this Agreement shall be null and void, except for the provisions of Sections 3(e), 4(a), and 6(d), which shall remain in full force and effect.

         6. General Provisions.

            a. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            b. No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available. No waiver shall be binding unless in writing and signed by the party to be charged or a qualified officer thereof.

            c. Notice. All notices hereunder shall be in writing and shall be either personally delivered, transmitted by postage prepaid registered or certified mail, return receipt requested, transmitted by telecopier, or transmitted by internationally recognized courier service to the parties hereto at their respective addresses. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on receipt. For purposes hereof, the addresses and telecopier numbers of the parties hereto (until notice of a change thereof is given as provided herein) shall be as follows:

         If to any Purchaser:

                  Firebird Management LLC
                  152 West 57th Street, 24th Floor
                  New York, New York  10019
                  Telecopier: (212) 698-9266
                  Attention: Mr. James Passin

         With a copy to:

                   Christopher M. Wells, Esq.
                   Coudert Brothers LLP
                   1114 Avenue of the Americas
                   New York, NY  10036
                   Telecopier: (212) 626-4120

         If to Seller:

                  Asael T. Sorensen, Jr., Esq.
                  780 North 1780 North
                  Orem, UT  84097
                  Telecopier:  (801) 582-8600

            d. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof. The parties hereby irrevocably consent to, and waive any objection to the exercise of, personal jurisdiction by the state and federal courts located in New York, New York with respect to any action or proceeding arising out of this Agreement.

            e. Assignment; Successors. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of all parties.

            f. Further Assurances. The parties hereto agree that, from time to time hereafter, and upon request, each of them will execute, acknowledge and deliver such other documents and instruments as may be required to carry out more effectively the terms and conditions of this Agreement.

            g. Entire Agreement; Modifications; Severability. This Agreement, together with the other agreements referred to herein, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of the parties. This Agreement may not be modified or amended except by a writing signed by each of the parties hereto (and by a qualified officer if such party is a legal entity). The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

            h. Counterpart Originals. This Agreement may be (i) executed simultaneously in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and (ii) executed by facsimile.

         IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.




SELLER:


/s/ Asael T. Sorensen, Jr.
--------------------------
Asael T. Sorensen, Jr., Trustee


PURCHASERS:


/s/ Harvey Sawikin
------------------
Firebird Avrora Fund, Ltd.
Authorized Signature


/s/ Harvey Sawikin
------------------
Firebird Republics Fund, Ltd.
Authorized Signature


/s/ James Passin
----------------
Firebird Global Master Fund, Ltd.
Authorized Signature


/s/ Harvey Sawikin
------------------
Authorized Signature

                                    EXHIBIT A
                           SELLER'S BANK TRUST ACCOUNT


                  Bank: Wells Fargo Bank
                  Routing ABA#: 121000248
                  S.W.I.F.T: WFBIUS6S
                  Credit: Asael T. Sorensen, IOLTA
                  Account Number: 1652695584








                                    EXHIBIT B
                 INSTRUCTIONS FOR SHARE TRANSFER THROUGH THE DTC


Broker's Name and DTC Number        Beneficiary and Account Number     Number of Shares
----------------------------        ------------------------------     ----------------

Hansabank DTC 902                      Firebird Avrora Fund, Ltd.      425,000
Agent ID# 00902
Institutional ID #00902
Ref:  G54115 Hansabank a/c 99443

Broker's Name and DTC Number        Beneficiary and Account Number     Number of Shares
----------------------------        ------------------------------     ----------------
Bear Stearns DTC 352                Firebird Global Master Fund, Ltd.  300,000




Broker's Name and DTC Number        Beneficiary and Account Number     Number of Shares
----------------------------        ------------------------------     ----------------
State Street DTC 0997               Firebird Republics Fund, Ltd.      275,000

Ref:  YQ1D